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WG                            Williams Gregg, Inc.                 Exhibit 23.3
                         A Bank Consulting Corporation
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Board of Directors
Town & Country Finance & Thrift Company

     We hereby consent to the inclusion of our opinion in the Registration Statement and Prospectus included therein and to the use of our name and reference to our opinion under the heading "Fairness Opinions" in the Registration Statement and Prospectus.

                                          Sincerely,
                                          Williams Gregg, Inc.


May 6, 1996                               By:   /s/ William C. Gormley
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                                              William C. Gormley
                                              President